UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 21,2003


                            CapSource Financial, Inc.
                            -------------------------
             (Exact name of registrant as specified in its charter)

           Colorado                        1-31730                84-1334453
           --------                        -------                ----------
(State or other jurisdiction of          (Commission           (I.R.S. Employer
 incorporation or organization)          File Number)        Identification No.)


               2305 Canyon Boulevard, Suite 103, Boulder, CO 80302
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                    (Address of principal executive offices)

                                 (303) 245-0515
                                 --------------
                         (Registrant's telephone number)

                                 Not Applicable
                                 --------------
          (Former Name or Former Address, if Changed Since Last Report)


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Item 5. Other Events

         CapSource Financial, Inc. disclosed that on October 21, 2003, Randolph
M. Pentel, its Chairman and largest shareholder, converted $2,064,135 of debt and accrued interest he held in the company into common stock of the company. Prior to the conversion, Mr. Pentel held four promissory notes issued by the company.

         The first note being converted, dated December 31, 2001, specified an annual interest rate of 9.25% and was convertible by its terms into common stock of the company at $1.00 per share. This note represented $658,409 of the total debt converted.

         The second note, dated June 4, 2001, specified an annual interest rate of 12% and was not, by its original terms, convertible into common stock of the company. This note represented $1,405,726 of the total debt converted. The conversion price for this note debt was established by the company's board of directors at $1.75 per share.

         A total of 1,461,680 shares of the company's common stock was issued to Mr. Pentel in satisfaction of the debt represented by the two promissory notes.

         The company also issued 60,971 shares of its common stock to its President and CEO Fred Boethling and 42,971 shares of common stock to Steven Reichert, Vice President in exchange for accrued but unpaid compensation. The shares issued to Messrs. Boethling and Reichert were also issued at $1.75 per share.

         After the issuance of the shares represented by the conversion of the promissory notes and for satisfaction of accrued but unpaid compensation, the company has 9,790,999 shares of its common stock outstanding. Of this amount Mr. Pentel now owns 8,714,200 shares or 89.0% of the company's outstanding common stock. Prior to the debt conversion Mr. Pentel owned 7,252,520 shares or 88.2% of the total. Mr. Boethling now owns 332,230 shares or 3.4% of the total outstanding shares and Mr. Reichert owns 311,730 or 3.2%.

         In addition to the notes being converted, Mr. Pentel holds two other notes from the company which remain outstanding. The first note, dated December 12, 2002, in the principal amount of $100,000, matures December 31, 2004. This note bears annual interest at the rate of 9.25% and is convertible into the company's common stock at $1.00 per share. The second remaining note, issued September 15, 2003, in the principal amount of $315,000, matures November 14, 2003. This note bears annual interest at the rate of 9% but allows the company to reduce the annual interest rate to 4.5% retroactively if the note is repaid on or before October 31, 2003. Proceeds from this note were used by the company to facilitate delivery of 40 trailers previously ordered by a customer of the company's trailer sales subsidiary. The company anticipates it will repay this note prior to October 31, 2003, with the proceeds from the completed sale and delivery of the 40 trailers.

           The debt converted is approximately 56% of the company's total outstanding debt as of October 21, 2003, the conversion date. The conversion will save the company approximately $320,000 in annual interest expense including approximately $120,000 of accretion of the discount on the convertible note payable.


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


                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                         CapSource Financial, Inc.


                                         By: /s/ Fred C. Boethling
                                             -----------------------------------
Date: October 23, 2003                   Fred C. Boethling
                                         Its Chief Executive Officer



















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